As filed with the Securities and Exchange Commission on March 17, 2005

                                                            File No. 333-_______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BRIDGE CAPITAL HOLDINGS
             ______________________________________________________
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                            80-0123855
___________________________________    _______________________________________
 (State or other jurisdiction of       (I.R.S. Employer Identification Number)
  incorporation or organization)

               55 ALMADEN BOULEVARD, SUITE 200, SAN JOSE, CA 95113
               ___________________________________________________
                    (Address of principal executive offices)


       BRIDGE CAPITAL HOLDINGS AMENDED AND RESTATED 2001 STOCK OPTION PLAN
       ___________________________________________________________________
                              (Full title of plan)

                                  THOMAS A. SA
                EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                             BRIDGE CAPITAL HOLDINGS
                         55 ALMADEN BOULEVARD, SUITE 200
                               SAN JOSE, CA 95113
                                 (408) 923-8500
            _________________________________________________________
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

-------------------------------- --------------- ----------------------------- ---------------------------- ----------------
Title of securities              Amount to be    Proposed maximum offering     Proposed maximum             Amount of
to be registered                 registered      price per share               Aggregate offering price     registration
                                                                                                            fee
-------------------------------- --------------- ----------------------------- ---------------------------- ----------------
Common Stock, no par value
                                     489,388                $14.555                  $7,123,042.34 1/
-------------------------------- --------------- ----------------------------- ---------------------------- ----------------

                                   1,221,474               $7.00 2/                   $8,554,738.95

-------------------------------- --------------- ----------------------------- ---------------------------- ----------------

                                   80,426 3/               $14.555                   $1,170,600.43 1/          $1,983.05 4/

-------------------------------- --------------- ----------------------------- ---------------------------- ----------------

1/ Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Company's common stock as reported on the Nasdaq SmallCap Market on March 11, 2005. In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(b).

2/ Represents shares of Common Stock underlying options exercisable at an average price of $7.00 per share.

3/ Represents shares being registered for resale pursuant to General Instruction C to Form S-8.

4/ Calculated on the basis of the maximum aggregate offering price of all the securities listed, pursuant to Rule 457(o).


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS.

         DOCUMENT(S) CONTAINING THE INFORMATION SPECIFIED IN PART I OF FORM S-8 WILL BE SENT OR GIVEN TO EMPLOYEES AS SPECIFIED BY RULE 428(B)(1) UNDER THE SECURITIES ACT OF 1933 AND WILL NOT BE FILED WITH THE COMMISSION AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE 424. THE FOLLOWING PROSPECTUS COVERS CERTAIN REOFFERS AND RESALE AND IS INCLUDED PURSUANT TO GENERAL INSTRUCTION C TO FORM S-8.





                                   PROSPECTUS

                             BRIDGE CAPITAL HOLDINGS
                         55 Almaden Boulevard, Suite 200
                           San Jose, California 95113
                                 (408) 423-8500

                   80,426 SHARES OF COMMON STOCK, NO PAR VALUE
                             BY SELLING SHAREHOLDERS

         This prospectus covers the resale of 80,426 shares of common stock of Bridge Capital holdings by selling shareholders, which the shareholders acquired upon exercise of stock options granted under our Amended and Restated 2001 Stock Option Plan.

         The selling shareholders may offer shares from time to time to purchasers directly or through underwriters, dealers or agents. The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The company will not receive any of the proceeds from the sale of these shares.

         Our common stock is listed on the Nasdaq SmallCap Market under the trading symbol "BBNK." The high and low prices reported on March 15, 2005 were $14.99 and $14.52 per share, respectively.

         SEE "RISK FACTORS" ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PURCHASER.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No dealer, salesman or other person has been authorized to give any information or to make any representation in this prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the company or selling shareholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any distribution of the securities made under this prospectus shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                           The date of this prospectus is March ___, 2005

                                TABLE OF CONTENTS
                                                          Page
Introduction................................................2
Available Information.......................................3
Incorporation of Documents by Reference.....................3
Risk Factors................................................4
Use of Proceeds.............................................6
Selling Shareholders........................................6
Plan of Distribution........................................6
Legal Matters...............................................7
Experts.....................................................7

                                  INTRODUCTION

         Bridge Capital Holdings is the parent company of Bridge Bank, National Association, which commenced operations on May 14, 2001. The Bank engages in general commercial banking business, and accepts checking and savings deposits, makes commercial, real estate, auto and other installment and term loans, and provides other customary banking services. The Bank attracts the majority of its loan and deposit business from the residents and numerous small and middle market businesses and professional firms located in Santa Clara County. Its headquarters office is located at 55 Almaden Boulevard, San Jose, California 95113.

         On October 1, 2004, the Bank announced completion of a bank holding company structure which was approved by shareholders at the Bank's annual shareholders' meeting held on May 20, 2004. As a result of the transaction, the former shareholders of Bridge Bank received one share of common stock of Bridge Capital Holdings for every one share of common stock of Bridge Bank owned.

         Prior to the share exchange, the common stock of the Bank had been registered with the Office of Comptroller of the Currency. As a result of the share exchange, common stock of Bridge Capital Holdings is now considered registered with the Securities and Exchange Commission. Future filings will be made with the SEC rather than the Office of the Comptroller of the Currency and will be available on the SEC's website, http://www.sec.gov, as well as on the company's website http://www.bridgebank.com.

         Bridge Bank provides the local business and professional community with banking services tailored to the unique needs of the Silicon Valley. The Bank does not intend to offer trust services initially or for the foreseeable future, but it will attempt to make such services available to the Bank's customers through correspondent institutions. The deposits of the Bank are insured by the FDIC, up to applicable limits, and the Bank is a member of the Federal Reserve System. Bridge Capital Holdings is supervised by the Board of Governors of the Federal Reserve System.

                              AVAILABLE INFORMATION

         The company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Bridge Capital Holdings files at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding the company are available. Reports, proxy statements and other information concerning Bridge Capital Holdings may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. Certain information on Bridge Capital Holdings is also maintained on our website, "http://www.bridgebank.com." The information on our website is not a part of this prospectus.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The company hereby incorporates by reference in this registration statement the following documents:


                 (a) the Company's Annual Report on Form 10-K for the year
                     ended December 31, 2004; and

                 (b) the description of the company's common stock contained in
                     Item 8.01 of the company's Current Report on Form 8-K dated October 1, 2004.

                 All documents subsequently (but not furnished, unless otherwise stated in such filings) filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The company will provide, without charge, to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Please direct all requests to:

                                    Bridge Capital Holdings
                                    55 Almaden Boulevard, Suite 200
                                    San Jose, California 95113
                                    Attention:  Thomas A. Sa
                                                Executive Vice President
                                                and Chief Financial Officer
                                                (408) 423-8500

                                  RISK FACTORS

         Prospective investors should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus before purchasing shares offered hereby.

BRIDGE CAPITAL HOLDINGS' OPERATIONS ARE CONCENTRATED GEOGRAPHICALLY IN CALIFORNIA, AND POOR ECONOMIC CONDITIONS MAY CAUSE US TO INCUR LOSSES.

         Substantially all of Bridge Capital Holdings' business is located in California. Bridge Capital Holdings' financial condition and operating results will be subject to changes in economic conditions in California. In the early to mid-1990s, California experienced a significant and prolonged downturn in its economy, which adversely affected financial institutions. Economic conditions in California are subject to various uncertainties at this time, including the decline in the technology sector, the California state government's budgetary difficulties and continuing fiscal difficulties. The company will be subject to changes in economic conditions. We can provide no assurance that conditions in the California economy will not deteriorate in the future and that such deterioration will not adversely effect Bridge Capital Holdings.

THE MARKETS IN WHICH BRIDGE CAPITAL HOLDINGS OPERATES ARE SUBJECT TO THE RISK OF EARTHQUAKES AND OTHER NATURAL DISASTERS

         Most of the properties of Bridge Capital Holdings are located in California. Also, most of the real and personal properties which currently secure the company's loans are located in California. California is a state which is prone to earthquakes, brush fires, flooding and other natural disasters. In addition to possibly sustaining damage to its own properties, if there is a major earthquake, flood or other natural disaster, Bridge Capital Holdings faces the risk that many of its borrowers may experience uninsured property losses, or sustained job interruption and/or loss which may materially impair their ability to meet the terms of their loan obligations. A major earthquake, flood or other natural disaster in California could have a material adverse effect on Bridge Capital Holdings' business, financial condition, results of operations and cash flows.

SUBSTANTIAL COMPETITION IN THE CALIFORNIA BANKING MARKET COULD ADVERSELY AFFECT
US

         Banking is a highly competitive business. We compete actively for loan, deposit, and other financial services business in California. Our competitors include a large number of state and national banks, thrift institutions and credit unions, as well as many financial and nonfinancial firms that offer services similar to those offered by us. Other competitors include large financial institutions that have substantial capital, technology and marketing resources. Such large financial institutions may have greater access to capital at a lower cost than us, which may adversely affect our ability to compete effectively.

RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS COULD LIMIT AMOUNTS PAYABLE TO US

         As a holding company, a substantial portion of our cash flow typically comes from dividends our bank and nonbank subsidiaries pay to us. Various statutory provisions restrict the amount of dividends our subsidiaries can pay to us without regulatory approval. In addition, if any subsidiary of ours were to liquidate, that subsidiary's creditors will be entitled to receive distributions from the assets of that subsidiary to satisfy their claims against it before we, as a holder of an equity interest in the subsidiary, will be entitled to receive any of the assets of the subsidiary.

ADVERSE EFFECTS OF, OR CHANGES IN, BANKING OR OTHER LAWS AND REGULATIONS OR GOVERNMENTAL FISCAL OR MONETARY POLICIES COULD ADVERSELY AFFECT US

         We are subject to significant federal and state regulation and supervision, which is primarily for the benefit and protection of our customers and not for the benefit of investors. In the past, our business has been materially affected by these regulations. This trend is likely to continue in the future. Laws, regulations or policies, including accounting standards and interpretations currently affecting us and our subsidiaries, may change at any time. Regulatory authorities may also change their interpretation of these statutes and regulations. Therefore, our business may be adversely affected by any future changes in laws, regulations, policies or interpretations or regulatory approaches to compliance and enforcement, including legislative and regulatory reactions to the terrorist attack on September 11, 2001 and future acts of terrorism, and major U.S. corporate bankruptcies and reports of accounting irregularities at U.S. public companies.

         Additionally, our business is affected significantly by the fiscal and monetary policies of the federal government and its agencies. We are particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the U.S. Under long-standing policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of that policy, we may be required to commit financial and other resources to our subsidiary bank in circumstances where we might not otherwise do so. Among the instruments of monetary policy available to the Federal Reserve Board are (a) conducting open market operations in U.S. government securities, (b) changing the discount rates of borrowings by depository institutions, and (c) imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. The policies of the Federal Reserve Board may have a material effect on our business, results of operations and financial condition.


                                 USE OF PROCEEDS

         The selling shareholders will receive all of the net proceeds from the sale of the shares offered under this prospectus. The company will receive none of the proceeds.

                              SELLING SHAREHOLDERS

         The following table sets forth information with respect to the selling shareholders and the number of shares of common stock being offered by the selling shareholders. Percentages are based upon the number of the company's common shares outstanding on March 15, 2005.


-------------------------------------- ----------------- ------------------ ---------------- ----------------
                                                         PERCENT OF CLASS   SHARES OWNED     PERCENT OF
                                       SHARES BEING      OWNED BEFORE       UPON COMPLETION  CLASS OWNED
NAME AND ADDRESS                       OFFERED           OFFERING           OF OFFERING      AFTER OFFERING

-------------------------------------- ----------------- ------------------ ---------------- ----------------

Richard M. Brenner 1/                             1,475        1.44%            89,025            1.45%
-------------------------------------- ----------------- ------------------ ---------------- ----------------

David V. Campbell 2/                              1,000         .51%            32,200             .52%
-------------------------------------- ----------------- ------------------ ---------------- ----------------

Robert P. Gionfriddo 3/                          50,000         .74%            94,800            1.54%
-------------------------------------- ----------------- ------------------ ---------------- ----------------

Francis J. Harvey 4/                             16,250         .30%            34,250             .56%
-------------------------------------- ----------------- ------------------ ---------------- ----------------

Thomas M. Quigg 5/                                1,451         .25%            16,514             .27%
-------------------------------------- ----------------- ------------------ ---------------- ----------------

Barry A. Turkus 6/                               10,250        2.18%            142,250           2.33%
-------------------------------------- ----------------- ------------------ ---------------- ----------------

-----------
1/   Member of the company's board of directors.
2/   Member of the company's board of directors.
3/ Member of the company's board of directors and Executive Vice President & Business Development Officer of the company.
4/   Former member of the company's board of directors.
5/   Member of the company's board of directors.
6/   Member of the company's board of directors.




                              PLAN OF DISTRIBUTION

         The selling shareholders have not advised the company of any specific plans for the distribution of the shares offered by this prospectus. We anticipate that the selling shareholders may sell all or a portion of the shares from time to time directly or through brokers, however they may also sell through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or purchasers of the shares for whom they may act as agent. The selling shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. The selling shareholders and any underwriters, dealers or agents that participate in the distribution of the shares might be deemed to be underwriters, and any profit on sales they make and any discounts, commissions or concessions received by any underwriters, dealers, or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time of a particular sale of any of the shares, to the extent required, a supplement to this prospectus will be distributed which will show the aggregate principal amount of stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

         The shares may be sold on the over-the-counter market or in privately negotiated transactions. In addition, the shares may be sold under Securities Act Rule 144 rather than pursuant to this prospectus.

         The selling shareholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. That Regulation may restrict certain activities of, and limit the timing of purchases and sales by, the selling shareholders and other persons participating in a distribution of the company's securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered under this prospectus. There is no assurance that the selling shareholders will sell any or all of the common stock being offered, and may dispose of the shares by other means, including transfer, devise or gift.


                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed on for the company by Bingham McCutchen LLP, San Francisco, California.

                                     EXPERTS

         The consolidated financial statements of Bridge Capital Holdings as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 Bridge Capital Holdings ("the Company") hereby incorporates by reference in this Registration Statement the following documents:


                 (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2004; and (b)


                 The description of the Company's common stock contained in Item
8.01 of the Company's Current Report on Form 8-K dated October 1, 2004.

                 All documents subsequently filed (but not furnished, unless otherwise stated in such filings) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


                 Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article VI of the Articles of Incorporation of the Company contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the Company contains provisions that authorize the registrant to indemnify its directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. Section
12.9 of the Company's By-laws provide for the indemnification of directors and officers to the fullest extent permitted by law.

                 The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

                 The foregoing summaries are necessarily subject to the complete text of the statute, the Articles and the By-Laws referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

                 The exhibits to this Registration Statement are listed in the
Exhibit Index to this filing, which is incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering.

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of Registration Statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February17, 2005.


                       BRIDGE CAPITAL HOLDINGS
                       (Registrant)

                       By          /S/THOMAS A. SA
                         -------------------------------------------------------
                                      Thomas A. Sa
                            Executive Vice President and Chief Financial Officer
                                (Principal Financial and Accounting Officer)


         The officers and directors of Bridge Capital Holdings whose signatures appear below hereby constitute and appoint Daniel P. Myers and Thomas A. Sa, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 for the Bridge Capital Holdings Amended and Restated 2001 Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated.



SIGNATURE                       TITLE                          DATE
---------                       -----                          ----
/s/ RICHARD M. BRENNER*         Director                       February 17, 2005
------------------------
Richard M. Brenner

/s/ LAWRENCE BROWN*             Director                       February 17, 2005
--------------------
Lawrence Brown

/s/ DAVID V. CAMPBELL*          Director                       February 17, 2005
-----------------------
David V. Campbell

/s/ DAVID K. CHUI*              Director                       February 17, 2005
-------------------
David K. Chui

/s/ ROBERT P. LATTA*            Director                       February 17, 2005
--------------------
Robert P. Latta

/s/ DANIEL P. MYERS*            Director, President            February 17, 2005
---------------------           and Chief Executive Officer
Daniel P. Myers

/s/ THOMAS A. QUIGG*            Director                       February 17, 2005
--------------------
Thomas A. Quigg

/s/ ALLAN C. KRAMER*            Director                       February 17, 2005
--------------------
Allan C. Kramer, M.D.

*/s/ THOMAS A. SA               Individually and               February 17, 2005
-----------------               as Attorney-in-Fact
Thomas A. Sa

                                  EXHIBIT LIST



       EXHIBIT                      DESCRIPTION


         4.1      Bridge Capital Holdings Amended and Restated 2001 Stock Option
                  Plan
         4.2 The registrant's Articles of Incorporation [incorporated by reference to Exhibit 3(i)(a) to the registrant's Current Report on Form 8-K dated 10/1/04]

         4.3 Amendment to the registrant's Articles of Incorporation dated August 27, 2004 [incorporated by reference to Exhibit 3(i)(b) to the registrant's Current Report on Form 8-K dated 10/1/04]

         4.4      Bridge Capital Holdings By-Laws [incorporated by reference to
                  Exhibit 3(i)(c) to the registrant's Current Report on Form 8-K dated 10/1/04]

         5 Opinion of Counsel as to the legality of securities being registered

         23.1     Consent of Counsel (included in Exhibit 5)
         23.2     Consent of Independent Registered Public Accounting Firm
         24       Power of Attorney (included in signature page)